EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Amendment No. 6 to Registration Statement on Form SB-2 of Collins Receivables, LLC of our report dated March 5, 2004 relating to the consolidated financial statements of Collins Financial Services USA, Inc. and subsidiaries, which appears in this Form SB-2.

/s/ Helin, Donovan, Trubee & Wilkinson, LLP

Austin, Texas
November 8, 2004